Exhibit 10.2

AGREEMENT

THIS AGREEMENT, made and entered into this          day of March, 2009, by and between                                            (the “Board Member”) and MGP Ingredients, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Board Member is currently a board of director for the Company.

WHEREAS, the Company, because of current economic circumstances, has need for additional liquidity by the reduction of expenses, and the Board Member is willing to assist the Company in dealing with short-term liquidity issues by agreeing to a short-term compensation adjustment agreement.

NOW, THEREFORE, the parties here to agree as follows:

1.             The Board Member agrees that the Board Member’s fees and retainer (the “Fees”) payable during the period commencing March 3, 2009, and ending as of June 30, 2009, may be temporarily adjusted by deferring payment of said Fees in their entirety until June 30, 2009.

2.             For the period beginning July 1, 2009, Board Member’s Fees shall no longer be deferred but paid in the ordinary course..

3.             The Company shall pay to the Board Member in a lump sum the cumulative amount of Fees deferred on June 30, 2009..

This Agreement executed as of the day and year first above written.

[Name of Board Member]
Board Member

MGP INGREDIENTS, INC.

By:
Title: CEO, President